Exhibit 99.1

Intercontinental Exchange Reports Record First Quarter 2020

• Record first quarter revenues of $1.6 billion, +23% y/y

• GAAP diluted EPS of $1.17, +38% y/y

• Adj. diluted EPS of $1.28, +39% y/y

• Operating margin of 57%; Adj. operating margin of 62%

• Operating income +32% y/y; Adj. operating income +30% y/y

• Through March 31, 2020, returned $865M to stockholders

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

“Amidst these highly uncertain times, we are grateful for both our customers’ business and their trust. The dedication of our employees and our focus on leading technology is what provides the foundation for our global markets to operate smoothly in times of stress. This combination enabled us to generate the strongest quarter in our company’s history, reporting record revenues and double-digit earnings per share growth. As we look to the balance of the year, our focus remains on the safety of our employees, while also continuing to ensure that our markets, clearinghouses and related data services perform to the highest possible standards.”

ATLANTA & NEW YORK, April 30, 2020 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the first quarter of 2020. For the quarter ended March 31, 2020, consolidated net income attributable to ICE was $650 million on $1.6 billion of consolidated revenues, less transaction-based expenses. First quarter GAAP diluted earnings per share (EPS) were $1.17. Adjusted net income attributable to ICE was $708 million in the first quarter and adjusted diluted EPS were $1.28. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: "In the first quarter we generated record revenues, record operating income and double-digit earnings per share growth, which enabled us to return over $850 million to stockholders through our dividend and stock buyback program. This performance also enabled us to continue to invest in our business, ensuring we can continue to provide our customers with critical risk management tools while also creating value for our stockholders."

First Quarter 2020 Business Highlights

$ in millions	Net Revenue	Op Margin	Adj Op Margin

Data & Listings	$676	46%	52%
Trading & Clearing	$883	65%	69%
Consolidated	$1,559	57%	62%

First quarter consolidated net revenues were $1.6 billion, up 23% year-over-year. Data and listings revenues in the first quarter were $676 million and trading and clearing net revenues were $883 million. Consolidated operating expenses were $677 million for the first quarter of 2020. On an adjusted basis, consolidated operating expenses were $597 million. Consolidated operating income for the first quarter was $882 million and the operating margin was 57%. On an adjusted basis, consolidated operating income for the first quarter was $962 million and the adjusted operating margin was 62%.

Data and Listings Segment Results

First quarter data and listings revenues were $676 million, including data revenues of $564 million, up 3% year-over-year, and listings revenues of $112 million. On a constant currency basis(1), segment revenues were up 3% with data revenues up 4% year-over-year. Data and listings operating expenses were $367 million and on an adjusted basis, were $322 million in the first quarter. Segment operating income for the first quarter was $309 million and the operating margin was 46%. On an adjusted basis, operating income was $354 million and the adjusted operating margin was 52%.

$ in millions	1Q20	1Q19	% Chg	Const Curr(1)
Revenue:
Pricing and Analytics	$276	$266	4%	4%
Exchange Data and Feeds	180	176	2%	2%
Desktops and Connectivity	108	104	4%	5%
Data Total	564	546	3%	4%
Listings	112	111	—	—%
Segment Revenue	$676	$657	3%	3%

(1)	Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 1Q19, 1.3021 and 1.1355, respectively.

Trading and Clearing Segment Results

First quarter trading and clearing net revenues were $883 million, up 44% from one year ago. Trading and clearing operating expenses were $310 million and adjusted operating expenses were $275 million in the first quarter. Segment operating income for the first quarter was $573 million and the operating margin was 65%. On an adjusted basis, operating income was $608 million and the adjusted operating margin was 69%.

$ in millions	1Q20	1Q19	% Chg
Revenue, net:
Energy	$353	$229	54%
Ags & metals	84	62	36%
Financials(1)	123	83	48%
Cash equities & equity options	113	77	48%
Fixed income & credit(2)	122	87	41%
OTC & other transaction(3)	13	11	11%
Other revenue(4)	75	64	16%
Segment Revenue	$883	$613	44%

(1)	Financials include interest rates and other financial futures and options.

(2)	Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Services.

(3)	OTC & other transactions include physical energy.

(4)	Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue in the first quarter increased 54% year-over-year driven by a 54% increase in average daily volume (ADV), partially offset by a 2% decrease in rate per contract (RPC).

•	Ags and metals futures and options revenue in the first quarter increased 36% year-over-year driven by a 31% increase in ADV and a 2% increase in RPC.

•	Financials futures and options revenue in the first quarter increased 48% year-over-year reflecting a 31% increase in ADV and an 11% increase in RPC.

•	U.S. cash equities and equity options revenue in the first quarter increased 48% year-over-year reflecting a 45% increase in cash equities ADV, a 41% increase in equity options ADV and a 9% increase in cash equities RPC.

	ADV (lots in thousands)		RPC
	1Q20	% Chg	1Q20	% Chg
Energy	3,938	54%	$1.45	(2)%
Ags & metals	588	31%	$2.29	2%
Financials	3,511	31%	$0.54	11%
Interest Rates	2,865	28%	$0.39	5%
Other Financials	646	46%	$1.23	15%
Total Futures & Options	8,037	42%	$1.11	4%

Cash Equities (in millions)	2,734	45%	$0.049	9%
Equity Options	4,681	41%	$0.10	(15)%

The first quarter of 2020 included 62 trading days for commodities, other financials and cash equities and equity options and 64 days for interest rates. The first quarter of 2019 included 61 trading days for commodities, other financials and cash equities and equity options and 63 days for interest rates.

Other Matters

•	The effective tax rate for the first quarter of 2020 was 21%.
•	Operating cash flow for the first quarter was $520 million and free cash flow was $434 million.
•	Unrestricted cash was $583 million and outstanding debt was $8.3 billion as of March 31, 2020.
•	Through the first quarter of 2020, ICE repurchased $699 million of its common stock and paid $166 million in dividends.

Financial Guidance

•	ICE's second quarter 2020 data revenues are expected to be in a range of $565 million to $570 million.
•	ICE's second quarter 2020 GAAP operating expenses are expected to be in a range of $646 million to $656 million and adjusted operating expenses(1) are expected to be in a range of $575 million to $585 million.
•	ICE's full year 2020 GAAP operating expenses are expected to be in a range of $2.607 billion to $2.657 billion and adjusted operating expenses(1) are expected to be in a range of $2.320 billion to $2.370 billion.
•	ICE's second quarter 2020 non-operating expense(2) is expected to be in the range of $50 million to $55 million.
•	ICE's full year 2020 capital expenditures are expected to be in a range of $300 million to $330 million.
•	ICE's diluted share count for the second quarter is expected to be in the range of 546 million to 552 million weighted average shares outstanding.

(1)	2020 and 2Q20 non-GAAP operating expenses exclude amortization of acquisition-related intangibles. 2020 non-GAAP operating expenses also exclude acquisition-related success fees.
(2)	Non-operating expense includes interest income, interest expense and net other income.

Earnings Conference Call Information

ICE will hold a conference call today, April 30, 2020, at 8:30 a.m. ET to review its first quarter 2020 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 4506597 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the second quarter 2020 earnings has been scheduled for July 30, 2020 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
Revenues:	2020	2019
Transaction and clearing, net	$1,364	$862
Data services	564	546
Listings	112	111
Other revenues	75	64
Total revenues	2,115	1,583
Transaction-based expenses:
Section 31 fees	166	69
Cash liquidity payments, routing and clearing	390	244
Total revenues, less transaction-based expenses	1,559	1,270
Operating expenses:
Compensation and benefits	278	248
Professional services	29	33
Acquisition-related transaction and integration costs	12	—
Technology and communication	131	107
Rent and occupancy	21	17
Selling, general and administrative	49	42
Depreciation and amortization	157	158
Total operating expenses	677	605
Operating income	882	665
Other income (expense):
Interest income	6	9
Interest expense	(72)	(71)
Other income, net	20	23
Other income (expense), net	(46)	(39)
Income before income tax expense	836	626
Income tax expense	178	134
Net income	$658	$492
Net income attributable to non-controlling interest	(8)	(8)
Net income attributable to Intercontinental Exchange, Inc.	$650	$484

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$1.18	$0.85
Diluted	$1.17	$0.85
Weighted average common shares outstanding:
Basic	552	568
Diluted	555	570

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of March 31, 2020	As of December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$583	$841
Short-term restricted cash and cash equivalents	999	943
Customer accounts receivable, net	1,569	988
Margin deposits, guaranty funds and delivery contracts receivable	108,863	64,987
Prepaid expenses and other current assets	239	220
Total current assets	112,253	67,979
Property and equipment, net	1,503	1,536
Other non-current assets:
Goodwill	13,527	13,342
Other intangible assets, net	10,212	10,258
Long-term restricted cash and cash equivalents	404	404
Other non-current assets	1,002	974
Total other non-current assets	25,145	24,978
Total assets	$138,901	$94,493

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$548	$505
Section 31 fees payable	165	138
Accrued salaries and benefits	127	291
Deferred revenue	504	129
Short-term debt	3,071	2,569
Margin deposits, guaranty funds and delivery contracts payable	108,863	64,987
Other current liabilities	248	197
Total current liabilities	113,526	68,816
Non-current liabilities:
Non-current deferred tax liability, net	2,312	2,314
Long-term debt	5,252	5,250
Accrued employee benefits	191	198
Non-current operating lease liability	272	281
Other non-current liabilities	286	270
Total non-current liabilities	8,313	8,313
Total liabilities	121,839	77,129
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	97	78

Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(4,647)	(3,879)
Additional paid-in capital	11,810	11,742
Retained earnings	10,103	9,629
Accumulated other comprehensive loss	(333)	(243)
Total Intercontinental Exchange, Inc. stockholders’ equity	16,939	17,255
Non-controlling interest in consolidated subsidiaries	26	31
Total equity	16,965	17,286
Total liabilities and equity	$138,901	$94,493

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2020	2019	2020	2019	2020	2019
Total revenues, less transaction-based expenses	$883	$613	$676	$657	$1,559	$1,270
Total operating expenses	310	228	367	377	677	605
Less: Amortization of acquisition-related intangibles	25	23	45	54	70	77
Less: Acquisition-related success fee	10	—	—	—	10	—
Adjusted total operating expenses	$275	$205	$322	$323	$597	$528
Operating income	$573	$385	$309	$280	$882	$665
Adjusted operating income	$608	$408	$354	$334	$962	$742
Operating margin	65%	63%	46%	43%	57%	52%
Adjusted operating margin	69%	67%	52%	51%	62%	58%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Net income attributable to ICE	$650	$484
Add: Amortization of acquisition-related intangibles	70	77
Add: Acquisition-related success fee	10	—
Less: Income tax effect for the above items	(21)	(20)
Less: Deferred tax adjustments on acquisition-related intangibles	(1)	(17)
Add: Other tax adjustments	—	3
Adjusted net income attributable to ICE	$708	$527

Diluted earnings per share attributable to ICE	$1.17	$0.85

Adjusted diluted earnings per share attributable to ICE	$1.28	$0.92

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Three months ended March 31, 2020	Three months ended March 31, 2019
Cash flow from operations	$520	$654
Less: Capital expenditures and capitalized software development costs	(59)	(65)
Add/(Less): Section 31 fees, net	(27)	35
Free cash flow	$434	$624

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company is the premier venue for raising capital in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 6, 2020. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@theice.com

media@theice.com